Exhibit 99.1

SGI REPORTS FINANCIAL RESULTS FOR THIRD QUARTER OF
FISCAL 2011 AND REAFFIRMS GUIDANCE

FREMONT, Calif., May 3, 2011 - SGI (NASDAQ:SGI), a trusted leader in technical computing, today announced financial results for its third quarter of fiscal 2011.

Financial Highlights for Q3 FY11

◦	Record Q3 Revenue. GAAP Revenue $143.7 million, up 33% Y/Y; Non-GAAP Revenue $135.8 million, up 5% Y/Y

◦	Record Q3 Gross Margin. GAAP Gross margin 28.2%, up 137 bps Y/Y; Non-GAAP Gross Margin 29.9%, up 235 bps Y/Y

◦	GAAP EPS of ($0.05) compared to ($0.67) last year; Non-GAAP EPS of $0.07 compared to ($0.36) last year

◦	Cash of $133.8M million, up 20% Q/Q

◦	Re-affirming FY2011 guidance; Non-GAAP EPS expected between $0.40 and $0.50

“It was the fastest start to a calendar year we have ever experienced,” said SGI CEO Mark J. Barrenechea. “We expect FY11 revenue to grow at nearly twice the industry growth rate. Further, we are focused on profitable growth and achieved non-GAAP profitability for the second straight quarter.”

Barrenechea added, “Separately, our strategic rationale for purchasing SGI Japan has only strengthened since we closed the transaction. As Japan increases its investments in infrastructure, science and research, SGI products and services are well positioned to meet customer needs. In the first 45 days since closing the transaction, we have won business at the Semiconductor Energy Laboratory, the International Fusion Energy Research Center and Kyoto Sangyo University. Further, we have customers in production on our HPC Cyclone™ cloud service.”

Business Highlights for Q3 FY11

◦	Completed the acquisition of SGI Japan, Ltd.

◦	Announced record-scaling certification and immediate availability of Altix® UV with Windows Server 2008 R2.

◦	SGI Rackable® products achieved a world record for performance-per-watt, outperforming comparable systems from Dell, IBM and HP.

◦	Introduced SGI ArcFiniti™ integrated data archive solution.

◦
Customer successes within the quarter include: Amazon, NASA, University of Delaware, 3M, Carbonite, Complete Genomics, Universidale Federal do Rio Grande do Norte (Brazil), The Genome Analysis Centre (UK), Comprehensive Nuclear Test Ban Treaty Organization (Austria), Danmarks Tekniske Universitet (Denmark), Genome Institute of Singapore and Semiconductor Energy Laboratory (Japan).

◦	Strong industry performance in Public Sector, Cloud and Manufacturing sectors.

The Company's channel business contributed 21%, international business contributed 34% and services contributed 28% of non-GAAP revenue. Public sector, cloud and manufacturing were the strongest vertical markets this quarter.

“We expect to be well within our FY11 guidance, while delivering non-GAAP EPS between $0.40 and $0.50,”

said SGI CFO James Wheat. “Last quarter we identified four focus areas for fiscal 2011 which are to deliver against our financial plan for 2011, maximize sales opportunities for our products and services, expand our market opportunity and continue market driven innovation balanced against our goal of being efficient with our operating expenses. We continue to execute on each of these objectives.”

Summary of Results

	GAAP Results			Non-GAAP Results
	Q3 FY11	Q2 FY11	Q3 FY10	Q3 FY11	Q2 FY11	Q3 FY10
Revenue (million)	143.7	177.5	107.8	135.8	185.9	128.9
Gross Margin	28.2%	29.5%	26.8%	29.9%	30.1%	27.5%
OPEX (million)	44.3	43.4	46.2	40.1	39.9	43.2
EPS (Loss)	(0.05)	0.12	(0.67)	0.07	0.44	(0.36)

SGI ended Q3 FY11 with $133.8 million in cash (includes restricted cash, equivalents and investments), up 20%, representing a $22.3 million increase from the prior quarter.

Starting in FY11, we adopted new revenue recognition accounting standards. These new standards did not impact our non-GAAP results. For our FY11 Q3 GAAP results, $25.5 million of revenue and 13 basis points of gross margin were directly attributed to adoption of these new standards.

Fiscal Year 2011 Guidance
SGI is reiterating its previously released non-GAAP guidance for fiscal 2011 and internal plan for fiscal 2012:

Non-GAAP Guidance Metric	FY11 Guidance	FY12 Internal Plan
Revenue	$600 million to $625 million	15% to 20% growth/year
Gross Margin	27% to 30%	100 bps growth/year
OPEX	$171 million to $175 million	10% to 12% growth/year
EPS	Profitable	Profitable

As it relates to FY11 non-GAAP guidance, we are expecting revenues at the midpoint of the range, gross margin in the upper half of the range, and EPS between $0.40 and $0.50.

Conference Call Information
In conjunction with this earnings press release, SGI has posted an earnings presentation which incorporates CFO commentary to its investor relations section of its web site at investors.sgi.com. The Company will discuss these financial results in a conference call at 2:00 p.m. PT today, May 3, 2011. The public is invited to listen to a live web cast of the call on the Investor Relations section of the Company's website. A replay of the web cast will be available approximately two hours after the conclusion of the call and remain available until the next earnings call. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available for five days and can be accessed by dialing (706) 645-9291 or (800) 642-1687 and entering the confirmation code: 60144271.

About SGI
SGI, a trusted leader in technical computing, is focused on helping customers solve their most demanding business and technology challenges. Visit www.sgi.com for more information.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements; including statements regarding SGI's guidance for 2011 financial performance, general business outlook and anticipated product performance and offerings. Any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Actual results may differ materially from forward-looking statements due to a number of risks and uncertainties including those associated with: SGI's more extensive international operations; economic conditions impacting the purchasing decisions of SGI's customers; SGI operates in a very competitive market, and increased competition and competitors' new products, have in the past, and may continue, to cause pricing pressure on SGI's products, which would negatively affect SGI's gross and operating margins, as well as other financial measures; a significant portion of the Company's revenues has come from a limited number of customers, and so the delay in placing an order, or the failure of a significant customer to place additional orders, could have a significant negative effect on SGI's financial performance; SGI relies on sales to U.S. government entities and has limited experience dealing with the U.S. government as a customer; SGI is unable to control component pricing, such as what our suppliers charge for central processing units, and, as has happened in the past, component pricing can rise unexpectedly, negatively impacting SGI's gross margins as well as other financial measures; SGI's operations in Japan, which may be negatively affected by earthquakes and other natural disasters, as well as potential power supply disruptions following the March 2011 earthquake and tsunami; and SGI may be required to write-off additional significant amounts of excess and obsolete inventory. Detailed information about these and other potential factors that could affect SGI's business, financial condition and results of operations is included in SGI's annual report on Form 10-K under the caption "Risk Factors," in Part I, Item 1A of that report, filed with the Securities and Exchange Commission ("SEC") on September 8, 2010, as updated by SGI's subsequent filings with the SEC, all of which are available at the SEC's Web site at http://www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. SGI undertakes no responsibility to update the information in this announcement, except as may be required by law.

Use of Non-GAAP Financial Measures
The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information are financial measures used by SGI's management to evaluate the operating performance of the Company and to conduct its business operations. All non-GAAP financial measures discussed and presented in this press release excludes the revenue and associated costs of revenue deferred in accordance with Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”), ASC985-605 “Software Revenue Recognition” for certain of the Company's transactions where software is more than incidental to the overall product solution sold, as well as revenue deferred in accordance with FASB ASC 605-25 “Revenue Recognition - Multiple-Element Arrangements” where the selling price of a delivered product or service exceeds its fair value. Non-GAAP gross profit and gross margin also excludes stock-based compensation expense, amortization of intangible assets, and an inventory step up arising from acquisition of substantially all the assets of Silicon Graphics, Inc. Non-GAAP operating expenses include Research and Development, Sales and Marketing and General Administrative expenses. Non-GAAP operating expenses exclude amortization of intangible assets, stock based compensation, restructuring and acquisition-related charges. Non-GAAP net income/(loss) per share excludes the same items as discussed above, as well as, realized gains related to the sale of the Company's Auction Rate Securities and the other-than-temporary impairment of an equity investment and certain auction rate securities. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management believes that the excluded charges are not central to the Company's core operating performance and uses the non-GAAP financial measures for planning purposes, including analysis of the Company's core operating performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management excludes from its non-GAAP financial measures the items cited above, whether or not recurring, to facilitate its review of the comparability of the Company's core operating performance on a period to period basis as well as to better understand the fundamental economics of a specific period's operational and financial performance. Management uses this view of the Company's operating performance for purposes of comparison with its business plan and individual operating budgets and allocations of resources. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance in the same way that management evaluates SGI's financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of the Company's business, such as the granting of equity compensation awards and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the Company's GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company's SEC filings.

Contact Information:
Vanessa Chan
SGI Investor Relations
415-671-7676
VChan@brunswickgroup.com

© 2011 SGI. SGI and its product names and logos are trademarks or registered trademarks of Silicon Graphics International Corp. or its subsidiaries in the United States and/or other countries. All other trademarks are property of their respective holders.

SILICON GRAPHICS INTERNATIONAL CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	March 25, 2011	December 24, 2010	March 26, 2010

Revenue	$143,664	$177,524	$107,820
Cost of revenue	103,162	125,195	78,900

Gross profit	40,502	52,329	28,920

Operating expenses:
Research and development	13,305	13,415	16,267
Sales and marketing (1)	16,607	18,021	15,194
General and administrative (1)	12,428	11,770	13,270
Restructuring	915	166	1,434
Acquisition-related	1,094	—	—
Total operating expenses	44,349	43,372	46,165

Income (loss) from operations	(3,847)	8,957	(17,245)

Total other income (expense):
Interest income, net	10	96	105
Other income (expense), net	2,880	(4,595)	(2,566)
Total other income (expense)	2,890	(4,499)	(2,461)
Income (loss) from continuing operations before income taxes	(957)	4,458	(19,706)
Income tax provision from continuing operations	715	734	556
Net income (loss) from continuing operations	(1,672)	3,724	(20,262)

Income from discontinued operations, net of tax	—	—	82

Net income (loss)	$(1,672)	$3,724	$(20,180)

Net income (loss) per share, basic:
Continuing operations	$(0.05)	$0.12	$(0.67)
Discontinued operations	—	—	—
Basic net income (loss) per share	$(0.05)	$0.12	$(0.67)

Net income (loss) per share, diluted:
Continuing operations	$(0.05)	$0.12	$(0.67)
Discontinued operations	—	—	—
Diluted net income (loss) per share	$(0.05)	$0.12	$(0.67)

Shares used in computing basic and diluted net loss per share
Basic	30,577	30,321	30,097
Diluted	30,577	30,836	30,097

Share-based compensation by category is as follows:
Cost of revenue	$188	$133	$155
Research and development	82	117	169
Sales and marketing	262	236	143
General and administrative	963	775	694
Continuing operations	1,495	1,261	1,161
Discontinued operations	—	—	—
Total	$1,495	$1,261	$1,161

(1) For the three months ended March 26, 2010, amounts were reclassed from sales and marketing expense to research and development expense to conform to current period presentation. Reclassification to conform to management reporting.

SILICON GRAPHICS INTERNATIONAL CORP.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 25, 2011	December 24, 2010	June 25, 2010
ASSETS
Current assets:
Cash and cash equivalents	$128,727	$100,941	$129,343
Current portion of restricted cash and cash equivalents	1,730	1,144	830
Accounts receivable, net	101,648	103,538	79,464
Inventories	82,722	79,074	89,929
Deferred cost of revenue	57,439	57,637	45,255
Prepaid expenses and other current assets	15,527	19,574	15,967
Total current assets	387,793	361,908	360,788
Non-current portion of restricted cash and cash equivalents	3,351	3,241	3,102
Long-term investments	—	6,207	7,475
Property and equipment, net	29,160	26,204	28,172
Intangible assets, net	18,068	12,608	16,223
Non-current portion of deferred cost of revenue	52,825	56,885	49,109
Other assets	33,621	29,400	32,343
Total assets	$524,818	$496,453	$497,212
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$44,065	$41,452	$49,204
Accrued compensation	24,856	21,017	21,885
Other current liabilities	33,216	33,630	27,608
Current portion of long-term debt	8,157	—	—
Current portion of deferred revenue	138,957	138,019	137,596
Total current liabilities	249,251	234,118	236,293
Long-term debt	1,483	—	—
Non-current portion of deferred revenue	96,077	98,346	91,989
Long-term income taxes payable	24,285	23,400	21,715
Other non-current liabilities	21,081	12,390	12,286
Total liabilities	392,177	368,254	362,283

Stockholders' equity	132,641	128,199	134,929
Total liabilities and stockholders' equity	$524,818	$496,453	$497,212

Silicon Graphics International Corp.
Q3 FISCAL 2011 FINANCIAL RESULTS
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)
($ in thousands, except per share data)

	Three Months Ended March 25,			Three Months Ended December 24,			Three Months Ended March 26,
	2011		2011	2010		2010	2010		2010
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP

TOTAL REVENUE	$143,664	$(7,871)	$135,793	$177,524	$8,386	$185,910	$107,820	$21,109	$128,929
Included in the above results:
ASC 985-605 and ASC 605-25 (2)	7,871	(7,871)	—	(8,386)	8,386	—	(21,109)	21,109	—

COST OF REVENUE	$103,162	$(7,906)	$95,256	$125,195	$4,807	$130,002	$78,900	$14,567	$93,467
Included in the above results:
ASC 985-605 (2)	7,259	(7,259)	—	(7,598)	7,598	—	(15,669)	15,669	—
Amortization of intangible assets (3)	459	(459)	—	459	(459)	—	322	(322)	—
Inventory step up (4)	—	—	—	2,199	(2,199)	—	625	(625)	—
Stock-based compensation (5)	188	(188)	—	133	(133)	—	155	(155)	—

GROSS PROFIT	$40,502	$35	$40,537	$52,329	$3,579	$55,908	$28,920	$6,542	$35,462

GROSS MARGIN %	28.2%		29.9%	29.5%		30.1%	26.8%		27.5%

OPERATING EXPENSES	$44,349	$(4,255)	$40,094	$43,372	$(3,429)	$39,943	$46,165	$(2,966)	$43,199
Included in the above results:
Amortization of intangible assets (3)	939	(939)	—	2,135	(2,135)	—	526	(526)	—
Stock-based compensation (5)	1,307	(1,307)	—	1,128	(1,128)	—	1,006	(1,006)	—
Acquisition related (6)	1,094	(1,094)	—	—	—	—	—	—	—
Restructuring (7)	915	(915)	—	166	(166)	—	1,434	(1,434)	—

INCOME (LOSS) FROM CONTINUING OPERATIONS	$(3,847)	$4,290	$443	$8,957	$7,008	$15,965	$(17,245)	$9,508	$(7,737)

OPERATING MARGIN %	-2.7%		0.3%	5.0%		8.6%	-16.0%		-6.0%

OTHER INCOME/(EXPENSE), NET (8)	$2,890	$(341)	$2,549	$(4,499)	$2,904	$(1,595)	$(2,461)	$—	$(2,461)

INCOME TAX EFFECTS: PROVISION	$715	—	$715	$734	—	$734	$556	$—	$556

NET INCOME/(LOSS) FROM CONTINUING OPERATIONS	$(1,672)		$2,277	$3,724		$13,636	$(20,262)		$(10,754)

BASIC NET INCOME/(LOSS) PER SHARE FROM CONTINUING OPERATIONS	$(0.05)		$0.07	$0.12		$0.45	$(0.67)		$(0.36)

WEIGHTED AVERAGE SHARES USED IN COMPUTING BASIC NET INCOME/(LOSS) PER SHARE	30,577		30,577	30,321		30,321	30,097		30,097

DILUTED NET INCOME/(LOSS) PER SHARE FROM CONTINUING OPERATIONS	$(0.05)		$0.07	$0.12		$0.44	$(0.67)		$(0.36)

WEIGHTED AVERAGE SHARES USED IN COMPUTING DILUTED NET INCOME/(LOSS) PER SHARE	30,577		32,074	$30,836		$30,836	$30,097		$30,097

NOTES:

(1)
This presentation includes certain financial measures not in conformity with Generally Accepted Accounting Principles in the United States (non-GAAP measures). Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

(2)
Add back (deduction) of revenue and cost of revenue deferred under Software Revenue Recognition rules (ASC 985-605) and fair value allocation rules (ASC 605-25) -- ($7,871), $8,386, and $21,109 for revenue, ($7,259), $7,598, and $15,669 for cost of revenue in the periods ending March 25, 2011, December 24 and March 26, 2010 respectively.

(3)
Amortization expense related to intangible assets acquired as part of the asset purchase of Silicon Graphics, Inc. and the stock purchase of SGI Japan, Ltd. of $459, $459, and $322 under cost of revenues, $939, $2,135, and $526 under operating expenses in the periods ending March 25, 2011, December 24 and March 26, 2010 respectively. Estimated future annual amortization expense related to intangible assets as of March 25, 2011 is as follows:

Fiscal 2011	4,752
Fiscal 2012	4,878
Fiscal 2013	3,855
Fiscal 2014	3,288
Fiscal 2015	510
Fiscal 2016	411
Fiscal 2017	374
$18,068

(4)
Cost of revenue increase associated with an inventory step up related to the Silicon Graphics, Inc. asset purchase in the amount of $2,199 and $625 in the periods ending December 24 and March 26, 2010 respectively. Under purchase accounting, Silicon Graphics International Corp. recognized a $7,183 inventory step up related to the Silicon Graphics, Inc. asset purchase of which no inventory step up remains to flow through cost of revenue in future periods.

(5)	Stock-based compensation is included in the following GAAP operating expense categories.

	Three Months Ended March 25,2011			Three Months Ended December 24,2010			Three Months Ended March 26,2009
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP
Cost of Revenue	$188	$(188)	—	$133	$(133)	—	$155	$(155)	—
Research & Development	82	(82)	—	117	(117)	—	169	(169)	—
Sales & Marketing	262	(262)	—	236	(236)	—	143	(143)	—
General & Administrative	963	(963)	—	775	(775)	—	694	(694)	—
Total stock-based compensation	$1,495	$(1,495)	—	$1,261	$(1,261)	—	$1,161	$(1,161)	—

(6)	Acquisition related costs relating to the purchase of SGI Japan, Ltd. of $1,094 related to operating expenses in the period ending March 25, 2011.

(7)	Restructuring expenses relating to personnel and facilities of $915, $166, and $1,434 in the periods ending March 25, 2011, December 24 and March 26, 2010 respectively.

(8)
Excludes realized gain of $341 relating to the sale of the Company's auction rate securities in the period ending March 25, 2011. Excludes investment impairment loss of $2,904 relating to an other-than-temporary impairment of an equity investment in the period ending December 24, 2010.